EXHIBIT 99.1

Androxal(R) Second Pivotal Study Achieves Superiority in Top Line Analysis for Both Co-Primary Endpoints Versus Marketed Topical Gel in the Treatment of Secondary Hypogonadism

  44.2% of Topical T subjects below 10 million sperm/mL at end of study versus 2.4% and 0.0% respectively for Androxal® and placebo ITT (Androxal® vs. Topical T, p < 0.0001)
  71.5% reduction from baseline sperm concentration for Topical T subjects versus 1.3% decrease for Androxal® subjects ITT (p <0.0001)
  16.3% responder rate for Topical T versus 61.0% rate for Androxal® ITT (p < 0.0001)
  Androxal® maintains normal levels of endogenous T one week after dosing cessation (377 ng/dL, comparison to Topical T p < 0.0001)

THE WOODLANDS, Texas, Sept. 25, 2014 (GLOBE NEWSWIRE) -- Repros Therapeutics Inc.® (Nasdaq:RPRX) today reported top line results from the second of two identical pivotal studies comparing Androxal® to a leading FDA approved topical gel (Androgel® 1.62) and placebo. In this study, ZA-304, Androxal® met the primary efficacy endpoints and demonstrated the reproducibility of our previous study results. Analyses found Androxal® to be superior to the topical gel in both co-primary endpoints: percent change from baseline in average sperm concentration and percent of subjects considered to be responders. A responder is defined as an individual achieving a 24 hour average testosterone in the normal range with associated average sperm concentration ≥ 10 million/mL. Multiple secondary endpoints including 24 hour serial average of testosterone, LH, FSH, and 1 week post treatment assessment of morning testosterone also showed statistically significant differences between the Androxal® and T gel groups with results similar to the previously reported study, ZA-305.

About Study ZA-304

ZA-304 was designed to enroll 120 men, 40 each into three parallel arms: Androxal®, approved topical gel and placebo. All three arms were blinded and "double dummied," meaning men received both an active dose and a placebo mimicking the other active. Men on placebo received two placebos, a topical placebo gel and a placebo capsule. The study was of 17 week duration, 16 weeks dosing and 1 week follow-up. Men less than 60 years of age, with BMI greater than 25, were enrolled if they exhibited sperm counts in the normal range at baseline (> 15 million/mL) on two separate days separated by at least two days. Men were also required to have morning testosterones of < 300 ng/dL on both of those days to be eligible to enter the study.

Results for Study ZA-304

The number of subjects enrolled into the study was 129, of which 114 completed. Of the enrolled subjects, 41, 43 and 45 subjects were randomized to Androxal®, a Topical T, and Placebo, respectively. The mean age of the subjects was 49, 47 and 47 years for the Androxal®, Topical T, and Placebo subjects, respectively. Mean baseline BMI was similar for the three groups, 33.1, 34.0 and 32.6 for the Androxal®, Topical T, and Placebo subjects, respectively.

The first primary efficacy endpoint was the percent change from baseline in sperm concentration. The percent change from baseline was found to be unchanged from baseline for Androxal®-treated subjects and those treated with Topical T experienced a median 71% decrease from their baseline concentration. This difference was found to be statistically different from baseline (p < 0.0001) as well as statistically different from the Androxal® results (p < 0.0001). Table 1 provides additional information on sperm concentration.

Table 1. Sperm Concentration in ITT Population
	Baseline		End of Study
	Concentration		Concentration
	(million/mL)		(million/mL)		Percentage Change from Baseline (%)		Different from Baseline	Different from Androxal®
	Mean	Median	Mean	Median	Mean	Median
	(SD)	(Min, Max)	(SD)	(Min, Max)	(SD)	(Min, Max)	p-value	p-value
Androxal®	98	71	102	69	11	-1
	(87)	(18, 472)	(95)	(0, 466)	(78)	(-100, 353)	0.9128
Topical T	79	51	40	18	-53	-71
	(69)	(17, 280)	(59)	(0, 219)	(49)	(-100, 83)	< 0.0001	< 0.0001
Placebo	95	63	79	60	4	-9
	(91)	(17, 493)	(46)	(13, 198)	(54)	(-74, 216)	0.3328	0.5580

The second primary efficacy endpoint was a comparison of the proportion of subjects deemed a success for both testosterone and sperm concentration. Subjects were deemed a failure if their mean sperm concentration was under 10 million/mL or their average 24 hour serial T did not fall within the normal range. The proportion of subjects responding to Androxal® was statistically significantly greater than the proportion responding to both Topical T and Placebo as described in Table 2.

Table 2. Composite Responder Endpoint in ITT Population
	Success	Failure	p-value
	n (%)	n (%)	vs Androxal®
Androxal®	25 (61.0)	16 (39.0)
Topical T	7 (16.3)	36 (83.7)	< 0.0001
Placebo	2 (4.4)	43 (95.6)	< 0.0001

Tables 3 and 4 summarize the results for the assessment of testosterone, both morning testosterone and the 24 hour serial assessment of testosterone.

Table 3. Morning Testosterone in the ITT Population
	Baseline		Week 16		One Week Post Dosing
	Mean	Median	Mean	Median	Mean	Median
	(SD)	(Min, Max)	(SD)	(Min, Max)	(SD)	(Min, Max)
Androxal®	203	198	435	401 [1]	377	327 [1]
	(52)	(116, 298)	(184)	(148, 931)	(176)	(138, 854)
Topical T	209	214	339	233 [1,2]	173	160 [1,2]
	(54)	(85, 298)	(320)	(112, 1686)	(94)	(46, 571)
Placebo	200	200	231	198 [2]	229	219 [1,2]
	(43)	(119, 291)	(136)	(51, 976)	(78)	(60, 484)
[1] Change from baseline is statistically significantly different from no change (within group test) p < 0.05.
[2] Change from baseline is statistically significantly different from subjects treated with Androxal® (between group test) p < 0.05.

Table 4. 24-hour Average Testosterone Concentration in the ITT Population
Week 16
24-hour Average T (ng/dL)
	Mean	Median	p-value vs
	(SD)	(Min, Max)	Androxal®
Androxal®	385 (169)	349 (155, 819)
Topical T	347 (180)	290 (155, 932)
Placebo	193 (50)	187 (124, 337)	< 0.0001

The results for all secondary endpoints including LH, FSH, and morning testosterone were similar to those found in study ZA-305.

Safety Observations

All dose arms exhibited acceptable safety and no new safety signals were identified in this study. Four SAEs occurred, however none of these were considered related to study drug. One subject treated with topical T with known cardiac disease and stents was found to have coronary artery occlusion on routine follow-up, and was hospitalized for bypass surgery. A placebo-treated subject was hospitalized due to intractable vomiting due to gastroenteritis. A third subject, treated with 12.5 mg of Androxal®, with multiple risk factors for stroke, including untreated atrial fibrillation, diabetes, obesity and hyperlipidemia, suffered a fatal ischemic stroke. The fourth subject, also treated with 12.5 mg of Androxal®, who had a history of alcohol abuse and a recent hospital admission due to an anxiety attack, was killed in a motor vehicle accident.

Two men in the Androxal® arm exhibited testosterone at any time point over 1,040 ng/dL (maximum of 1,284 ng/dL). Four subjects (9.3%) treated with Topical T experienced a testosterone above 1,040 ng/dL (maximum of 2,058 ng/dL).

Conclusions

In two identical pivotal trials Androxal® met primary and most secondary endpoints. The data suggests that a population of overweight men under the age of 60 with adequate evidence of secondary hypogonadism can be treated with Androxal® to produce normal levels of natural testosterone while maintaining their sperm concentrations. This population of subjects have functional but under stimulated testes likely secondary to their overweight status and Androxal® can allow their bodies to restore normal testosterone production.

The Company continues to believe that an NDA for Androxal® will be filed around the end of 2014 and if approved, Androxal® would represent the first drug therapy specifically targeting secondary hypogonadism.

Dr. Edward Kim, Professor at University of Tennessee Graduate School of Medicine, commented, "Although T replacement is widely used in the treatment of primary hypogonadism, there is no approved therapy specifically for the more commonly occurring secondary hypogonadism. In the majority of these men, often with co-morbid obesity, T replacement is not optimal and indeed may be counterproductive."

About Repros Therapeutics Inc. ®

Repros Therapeutics focuses on the development of small molecule drugs for major unmet medical needs that treat male and female reproductive disorders.

Any statements made by the Company that are not historical facts contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe," "plan," "seek," "could," "can," "should" or similar expressions. These statements are based on assumptions that the Company has made in light of the Company's experience in the industry, as well as the Company's perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to planned clinical studies and the timing and nature of the results thereof, the impact of the studies on the Androxal® label and the commercial potential of Androxal® and the timing of the Company's expected filing of an NDA for Androxal®. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors that may cause actual events to be materially different from those expressed or implied by such forward-looking statements, including the ability to have success in the clinical development of the Company's technologies, the reliability of interim results to predict final study outcomes, the ability to protect the Company's intellectual property rights and such other risks as are identified in the Company's most recent Annual Report on Form 10-K and in any subsequent quarterly reports on Form 10-Q. These documents are available on request from Repros Therapeutics or at www.sec.gov. Repros disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please visit the Company's website at http://www.reprosrx.com.

CONTACT: Investor Relations:
         Thomas Hoffmann
         The Trout Group
         (646) 378-2931
         thoffmann@troutgroup.com